EXHIBIT 10.1

SRI/SURGICAL EXPRESS, INC.

2009 STOCK COMPENSATION PLAN

SRI/Surgical Express, Inc. establishes the following 2009 Stock Compensation Plan for the exclusive benefit of its eligible employees and non-employee Directors:

ARTICLE I

PURPOSE AND INTERPRETATION

1.1 PURPOSE. The purpose of this Plan is to further the interests of the Company, its Subsidiaries (if any), and its shareholders by providing incentives in the form of Stock Options and Restricted Stock grants to key employees and non-employee Directors who contribute materially to the success and profitability of the Company. The Plan is intended to enable the Company to attract and retain key employees and non-employee Directors, to reward outstanding individual contributions, and to give selected key employees and non-employee Directors an interest in the Company parallel to that of its shareholders, thus enhancing their proprietary interest in the Company’s continued success and progress.

1.2 DEFINITIONS. As used in this Plan, the following capitalized terms have the respective definitions attributed to them:

“ADMINISTRATIVE COMMITTEE” means the Board of Directors or any Board Committee to whom the Board of Directors has delegated the administration of this Plan pursuant to Section 2.1. However, with respect to any Award granted to a non-employee Director, “Administrative Committee” means the Board of Directors.

“AFFILIATE” means a Subsidiary, a parent corporation of the Company, or a corporation of which 50% or more of the total combined voting power of all classes of its stock is owned directly or indirectly by a parent corporation of the Company.

“AWARD” means, individually or collectively, a grant under this Plan of Restricted Stock or Stock Options.

“BOARD OF DIRECTORS” means the Board of Directors of the Company.

“BOARD COMMITTEE” means a committee consisting of two or more directors who are appointed by the Board of Directors of the Company.

“CHANGE IN CONTROL” means any of the following: (a) the shareholders of the Company approve a liquidation of all or substantially all the consolidated assets of the Company and its Subsidiaries, other than a liquidation of a Subsidiary into the Company or another Subsidiary (unless the transaction is subsequently abandoned or otherwise fails to occur); (b) the shareholders of the Company approve a sale, lease, exchange, or other transfer to any person, persons or group other than the Company or a Subsidiary (in a single transaction or related series of transactions) of all or substantially all of consolidated assets of the Company and its Subsidiaries, excluding the creation (but not the foreclosure) of a lien, mortgage, security interest, or other financing arrangement (unless the transaction is subsequently abandoned or otherwise fails to occur); (c) during any period of two consecutive years, individuals who at the beginning of the period constitute the Board of Directors, and any new Director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (d) the shareholders of the Company approve a merger or a consolidation of the Company with any other entity (unless the transaction is subsequently abandoned or otherwise fails to occur), other than (i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after the merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person,” as the term is used in Sections 13(d) and 14(d) of the Exchange Act acquires more than 50 percent of the combined voting power of the Company’s then outstanding securities; or (e) the occurrence of any event, transaction, or arrangement that results in any “person” (as defined above), or group (as determined for purposes of Section 13(d)(3) of the Exchange Act) becoming a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the combined voting power of all the outstanding securities of the Company that are entitled to vote generally in the election of its directors, unless the beneficial owner is the Company, a Subsidiary, an employee benefit plan sponsored by the Company, a person or group who is a record or beneficial owner of 25% or more of the outstanding Shares on the Date of Grant, or a person who becomes a beneficial owner of 25% or more of the outstanding Shares solely by becoming a trustee of an inter vivos trust created by a person who is the record or beneficial owner of 25% or more of the outstanding Shares on the Date of Grant.

“COMMON STOCK” means the common stock, $.001 par value, of the Company.

“COMPANY” means SRI/Surgical Express, Inc., a Florida corporation and the sponsor of this Plan.

“COVERED EMPLOYEE” means a “covered employee” within the meaning of Section 162(m)(3) of the Internal Revenue Code, or any successor provision thereto.

“DATE OF GRANT” means the date as of which an Award is granted to a Participant by the Administrative Committee.

“DIRECTOR” means a member of the Board of Directors or a member of the board of directors of any Subsidiary.

“EMPLOYEE” means a person who is employed by the Company or a Subsidiary on a full-time, salaried basis for at least 30 hours each week.

“EXCHANGE ACT” means the United States Securities Exchange Act of 1934, as amended, and includes all rules and regulations of the Securities and Exchange Commission promulgated under that act.

“INCENTIVE OPTION” means a Stock Option granted under this Plan that is intended to qualify as an “incentive stock option,” as defined in section 422 of the Internal Revenue Code, as in effect on the Date of Grant of the Stock Option.

“INTERNAL REVENUE CODE” means the United States Internal Revenue Code of 1986, as amended from time to time, or any United States income tax law subsequently enacted in substitution for that code.

“MARKET VALUE” means, as of any particular day, the closing sales price of the Shares on such day (or if such day is not a business day, on the preceding business day) as reported on the Nasdaq National Market (“Nasdaq”), or if not reported on Nasdaq, as reported on the principal national securities exchange or other market on which the Shares are listed or admitted to trading (the “Exchange”). If no regular sale of the Shares was reported on such day, Market Value shall mean the closing sales price of the Shares on the preceding business day on which there were sales, as reported on Nasdaq or, if not reported on Nasdaq, on the Exchange.

“NONQUALIFIED OPTION” means a Stock Option granted under this Plan that is not designated as an Incentive Option.

“OPTION AGREEMENT” means an agreement between the Company and a Participant that sets forth the terms, conditions, limitations, and restrictions applicable to the Participant’s Stock Option.

“OPTION YEAR” means, with respect to a Stock Option granted under this Plan, a period of 12 consecutive months beginning on its Date of Grant or an anniversary of its Date of Grant.

“PARTICIPANT” means an Employee who is selected by the Administrative Committee, or a non-employee Director who is selected by the Board of Directors, to receive an Award pursuant to this Plan, in the person’s capacity as a participant under the Plan.

“PERIOD OF RESTRICTION” means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Article V.

“PLAN” means this 2009 Stock Compensation Plan of the Company, as originally adopted and as subsequently amended, modified, restated or supplemented in accordance with its terms.

“RESTRICTED STOCK” means Common Stock granted to a Participant pursuant to Article V of this Plan.

“SECURITIES ACT” means the United States Securities Act of 1933, as amended, and includes all rules and regulations of the Securities and Exchange Commission promulgated under that Act.

“SHARES” means shares of the Common Stock or any securities issued in exchange or substitution for those shares pursuant to a transaction described in Section 6.1.

“STOCK OPTION” means an option to purchase Shares from the Company that is granted to a Participant pursuant to this Plan, whether as an Incentive Option or a Nonqualified Option.

“STOCK RESTRICTION AGREEMENT” means an agreement between the Company and a Participant that sets forth the terms, conditions, limitations, and restrictions applicable to the Participant’s Restricted Stock.

“SUBSIDIARY” means a corporation of which 80% of its voting securities are owned directly or indirectly by the Company and includes any corporation that qualifies as a “subsidiary corporation” as defined in section 424(f) of the Internal Revenue Code.

1.3 OTHER WORDS. As used in this Plan, (a) the word “or” is not exclusive, (b) the words “consent” and “approval” are synonymous, (c) the word “including” is always without limitation, (d) words in the singular number include words in the plural number and vice versa, and (e) the following uncapitalized words and terms have the respective meanings ascribed to them:

“AFFILIATE” has the meaning attributed to it in Rule 12b-2 under the Exchange Act.

“BENEFICIAL OWNER” has the meaning attributed to it under Rule 13d-3 under the Exchange Act, and the terms “BENEFICIALLY OWNED” and “BENEFICIAL OWNERSHIP” have the same meaning as “BENEFICIAL OWNER.”

“BUSINESS DAY” has the meaning attributed to it in Rule 14d-1(c)(6) under the Exchange Act.

“DISABILITY” means a total and permanent disability as defined in section 22(e)(3) of the Internal Revenue Code.

“GROUP” has the meaning attributed to that term in Rule 13d-5(b)(1) under the Exchange Act and includes two or more persons who agree to act in concert for the purpose of voting, acquiring, or holding any securities of the Company or any Subsidiary.

“PARENT CORPORATION” has the meaning attributed to that term in section 424(e) of the Internal Revenue Code.

1.4 HEADINGS AND REFERENCES. The titles and headings preceding the text of the articles and sections of this Plan are solely for convenient reference and neither constitute a part of this Plan nor affect its meaning, interpretation, or effect. Unless otherwise expressly stated, a reference in this Plan to a Section refers to a section of this Plan and a reference in this Plan to an Article refers to an article of this Plan.

1.5 LIMITATION OF RIGHTS. Nothing in this Plan, whether express or implied, is intended or should be construed to confer upon, or to grant to, any person (other than the Participants and their respective heirs, guardians, and personal representatives) any claim, right, remedy, or privilege under or because of this Plan or any provision of it, except that every member of the Administrative Committee is a third-party beneficiary of the provisions of Sections 2.2 and 2.4. An employee or non-employee Director of the Company or any Subsidiary does not have any claim or right to participate in this Plan, and the grant of an Award to a Participant does not create or extend any right of the Participant to continue to serve as an employee or non-employee Director of the Company or any Subsidiary, to participate in any other stock option or employee benefit plan of the Company or any Subsidiary, or to receive the same employee benefits as any other employee of the Company or any Subsidiary. Furthermore, an employee’s selection as a Participant does not restrict in any way the right of the Company or a Subsidiary to terminate at any time the Participant’s employment with it either at will or as provided in any written employment agreement between it and the Participant.

1.6 GOVERNING LAW. The validity, construction, enforcement, and interpretation of this Plan are governed by the laws of the United States of America and the State of Florida, excluding the laws of those jurisdictions relating to resolution of conflicts with laws of other jurisdictions.

ARTICLE II

PLAN ADMINISTRATION

2.1 ADMINISTRATIVE COMMITTEE. This Plan will be administered by the Board of Directors, or, at its election, the Board of Directors may delegate administration of this Plan (other than with respect to non-employee Directors) to an Administrative Committee consisting of two or more directors who are appointed by the Board of Directors and satisfy the criteria described below. The members of the Administrative Committee will serve for unspecified terms at the discretion of the Board of Directors. The Board of Directors has the exclusive power to increase or decrease the size of the Administrative Committee, appoint additional members of the Administrative Committee, remove a member of the Administrative Committee (as such) at any time, with or without cause, and appoint a successor to fill any vacancy on the Administrative Committee. The Board of Directors shall not appoint as a member of the Administrative Committee any director who (a) is an officer or employee of the Company, any Subsidiary, or any parent corporation of the Company or who does not qualify as an “outside director” for purposes of section 162(m) of the Internal Revenue Code, (b) receives directly or indirectly from the Company, any Subsidiary, or any parent corporation of the Company a dollar amount of compensation for services rendered as a consultant or in any capacity other than as a director for which disclosure would be required pursuant to Item 404(a) of Regulation S-K under the Exchange Act and the Securities Act, (c) possesses an interest in any other transaction to which the Company or any Subsidiary was or will be a party and for which disclosure would be required pursuant to Item 404(a) of Regulation S-K under the Exchange Act and the Securities Act, or (d) has a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K under the Exchange Act and the Securities Act. If the Board of Directors is unable to appoint an Administrative Committee comprising two or more directors who satisfy the foregoing criteria, or if the Administrative Committee ceases at any time to comprise directors who satisfy those criteria, the Board of Directors shall serve as the Administrative Committee for this Plan, and all Awards granted under this Plan must be approved by the Board of Directors.

2.2 POWER AND AUTHORITY. Subject to compliance with all applicable rules and regulations of any relevant authorities, including stock exchanges and the Securities and Exchange Commission, the Administrative Committee has the exclusive power and authority, and the sole and absolute discretion, to do the following: (a) construe and interpret this Plan; (b) select the Employees and non-employee Directors who will be Participants in this Plan; (c) adopt, amend, and rescind forms, rules, procedures, and regulations relating to this Plan (all of which must be approved by the Board of Directors if a Board Committee serves as the Administrative Committee); (d) grant Awards under the Plan, either conditionally or unconditionally; (e) determine when

Awards will be granted under the Plan; (f) determine the number of Shares subject to each Award; (g) determine the Market Value of a Share in accordance with the provisions of this Plan; (h) determine the terms and conditions of each Award, including, in the case of Restricted Stock, the duration of the restriction period, the conditions under which the Restricted Stock will vest, and any limitations, restrictions, performance criteria, or forfeiture conditions applicable to the Restricted Stock, and in the case of a Stock Option, the exercise price (which must comply with Section 4.2), the methods of exercising the Stock Option, the methods for payment of the exercise price, the time or times when the Stock Option will become exercisable and the duration of the exercise period (which must not exceed the limitations specified in Section 4.2), the conditions under which the Stock Option will vest and become exercisable, and any limitations, restrictions, performance criteria, or forfeiture conditions applicable to the Stock Option or any Shares purchased pursuant to it; (i) determine the consideration for the granting of an Award and the consideration to be paid for Shares purchased pursuant to a Stock Option (subject to Section 4.5); (j) to approve and recommend amendments to the Plan for adoption by the Board of Directors and (if necessary or desirable) the shareholders of the Company; (k) authorize any officer or director of the Company to execute in the name and on behalf of the Company any agreement, certificate, instrument, or other document required to carry out the purposes of this Plan; (l) engage the services of any agent, expert, or professional advisor in furtherance of the Plan’s purposes; (m) amend any outstanding Stock Restriction Agreement or Option Agreement, subject to complying with applicable legal restrictions and obtaining the approval of the Participant who is a party to such agreement; (n) determine whether, to what extent, and under what circumstances payment of cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; and (o) take all other actions, and make all other determinations, that are advisable or necessary for the Plan’s administration. Except as provided in Section 6.9, the Administrative Committee shall be authorized to make adjustments in Award criteria or in the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Administrative Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the absence of fraud or mistake, any action, decision, interpretation, or determination by the Administrative Committee, including constructions of disputed or doubtful Award or Plan provisions, will be final and binding on all persons.

The Board of Directors may reserve to itself any of the power and authority conferred on the Administrative Committee, provided that any Awards to executive officers of the Company are approved or recommended by the Compensation Committee of the Company. All references in this Plan to the Administrative Committee include the Board of Directors whenever it is exercising the power and authority of the Administrative Committee.

2.3 APPROVAL PROCEDURES. All actions and determinations of the Administrative Committee must be unanimous, unless the Board of Directors is exercising the power and authority of the Administrative Committee. All actions and determinations of the Board of Directors with respect to this Plan must be approved in the manner provided by the Company’s Bylaws and applicable law. Every action or determination of the Administrative Committee that is expressly required or permitted under this Plan will be valid only if undertaken pursuant to a vote, consent, or approval that is evidenced by either (a) a resolution adopted by the affirmative vote of the requisite number of members of the Administrative Committee at a meeting, or (b) a written consent signed by the requisite number of members of the Administrative Committee. The members of the Administrative Committee may execute a written consent in counterparts. Each executed counterpart will constitute an original document, and all of them, together, will constitute the same document. A properly executed written consent will be effective as of the date specified in it or, if an effective date is not so specified, on the date when it is signed by the last director whose signature is necessary to validate it, and will be valid if it is executed before, after, or concurrently with the action or determination to which it applies.

2.4 INDEMNIFICATION. A member of the Administrative Committee is not liable for, and the Company and each Participant releases each member of the Administrative Committee from all liability for, any punitive, incidental, compensatory, consequential, or other damages or obligation to the Company or any Employee,

Participant, or other person for any act or omission by the member of the Administrative Committee (including the person’s own negligence), or by any agent, employee, professional advisor, or other expert used or engaged by the Administrative Committee, if the act or omission does not constitute gross negligence or willful misconduct and is done or omitted in good faith, on behalf of the Company, and in a manner reasonably believed by the member of the Administrative Committee to be both in the best interests of the Company and within the scope of the authority granted to the Administrative Committee by this Plan. The Company shall indemnify each member of the Administrative Committee, and shall reimburse the member from the Company’s assets, for any cost, loss, damage, expense, or liability (including fines, amounts paid in settlement, and legal fees and expenses) incurred by the member by reason of any act or omission for which the member is released from liability pursuant to this Section 2.4.

ARTICLE III

PARTICIPANTS AND BENEFIT LIMITATIONS

3.1 PARTICIPANTS. Every Employee and non-employee Director is eligible to be selected to participate in this Plan; provided, however, that Incentive Options shall only be awarded to employees within the meaning of Section 422 of the Internal Revenue Code. Notwithstanding any provision in this Plan to the contrary, the Board of Directors shall have the authority, in its sole and absolute discretion, to select non-employee Directors as Participants who are eligible to receive Awards other than Incentive Options under the Plan. The Board of Directors shall set the terms of any such Awards in its sole and absolute discretion, and the Board of Directors shall be responsible for administering and construing such Awards in substantially the same manner that the Administrative Committee administers and construes Awards to Employees. The Administrative Committee’s designation of a Participant at any particular time does not require the Administrative Committee to designate that Participant to receive any Award at any other time or to receive the same Award as any other Participant at any time. The Administrative Committee may consider factors that it considers pertinent in selecting Participants and in determining the terms and conditions of Awards granted to them, including the following: (a) the consolidated financial condition of the Company; (b) the expected net income of the Company for the current or future years; (c) the contributions of a Participant to the success and profitability of the Company; and (d) the adequacy of the Participant’s other compensation. The Administrative Committee may grant an Award to a Participant even if an Award previously was granted to the Participant under this Plan or another grant was made to the Participant under another plan of the Company or an Affiliate, and whether or not the previously granted benefits have been fully exercised. An Employee or non-employee Director who participates in another benefit plan of the Company or an Affiliate also may participate in this Plan.

3.2 BENEFIT LIMITATIONS. The total number of Shares that are authorized to be issued pursuant to the award of Restricted Stock or exercise of Stock Options granted under this Plan is limited to Six Hundred Thousand (600,000) Shares. This amount will be adjusted automatically in accordance with Section 6.1. If an Award lapses, expires, or is cancelled, forfeited, or terminated as a whole or in part for any reason other than the exercise of a Stock Option, the forfeited Shares or the Shares subject to the unexercised portion of the Stock Option (or the part of it so cancelled, forfeited, or terminated) will be available for the future grants of Awards under this Plan. If a Participant pays the exercise price for Shares purchased pursuant to the exercise of a Stock Option by delivering to the Company previously acquired Shares, the number of Shares available for future Awards under this Plan will be reduced only by the net amount of Shares issued in connection with the exercise of the Stock Option (that is the number of Shares issuable pursuant to the exercise of the Stock Option, less the number of Shares retained by, or delivered to, the Company in payment of the exercise price).

ARTICLE IV

STOCK OPTIONS

4.1 STOCK OPTION GRANTS. Subject to the terms and provisions of the Plan, the Administrative Committee, at any time and from time to time, may grant Stock Options under the Plan to such Participants and in such amounts as it shall determine. Stock Options granted to non-employee Directors shall be Nonqualified Options. Each Stock Option issued to an Employee will constitute an Incentive Option unless the Administrative Committee designates such Stock Option as a Nonqualified Option or such Stock Option fails to comply with the requirements of Section 4.3 (in which case it will constitute a Nonqualified Option). The Administrative Committee may grant an Employee both Incentive Options and Nonqualified Options, at the same time or at different times.

4.2 EXERCISE PRICE AND DATES. The purchase price for each Share issuable pursuant to the exercise of a Stock Option must be not less than the Market Value of a Share on the Date of Grant of the Stock Option. Every Stock Option must expire not later than ten years after its Date of Grant, and, except as otherwise provided in Sections 4.6 and 6.2 or in the Option Agreement, it will expire on the 90th day following the date when the Participant ceases to be an Employee or non-employee Director. However, if a Participant owns (within the meaning of section 422(b)(6) of the Internal Revenue Code) at the time when an Incentive Option is granted to the Participant stock representing more than 10% of the total combined voting power of all classes of outstanding stock of the Company, any Subsidiary, or any parent corporation of the Company, then: (a) the Incentive Option must expire not later than five years after its Date of Grant; and (b) the exercise price of the Incentive Option must be not less than 110% of the Market Value of a Share on the Date of Grant of the Incentive Option. Stock Options are not exercisable until they have been accepted by the Participant. An award of a Stock Option to a Participant will be cancelled automatically if the Participant does not accept the award within 90 calendar days following the date when the Participant is given written notice of the award. Unless a Participant’s Option Agreement expressly provides otherwise, every Stock Option will be exercisable in serial increments after each Option Year as follows:

After Option Year	Percentage Exercisable
	Per Option Year	Cumulatively
1	20%	20%
2	20%	40%
3	20%	60%
4	20%	80%
5	20%	100%

Subject to the foregoing limitations, the Administrative Committee may impose on an award of a Stock Option any terms and conditions that it determines to be desirable, including performance criteria, forfeiture provisions, and additional or different vesting conditions. Extension of the expiration date of a Stock Option beyond its initially scheduled expiration date is not permitted. In calculating the stock ownership of any person for purposes of the foregoing, the attribution rules of section 424(d) of the Internal Revenue Code will apply.

4.3 INCENTIVE OPTIONS. Notwithstanding anything in this Plan to the contrary, a Stock Option must satisfy all conditions and requirements imposed by the Internal Revenue Code for incentive stock options and any policies adopted by the Administrative Committee with respect to incentive stock options in order to qualify as an Incentive Option. In addition, if a Stock Option which is intended to qualify as an Incentive Option is granted for a number of Shares having an aggregate Market Value on the Date of Grant in excess of $100,000, then, notwithstanding anything in this or the relevant Option Agreement to the contrary, the Incentive Option will be exercisable in each calendar year as to only that number of Shares having a Market Value on the Date of Grant of not more than $100,000. However, the number of Shares as to which an Incentive Option is exercisable in any one calendar year is cumulative, so, if the Incentive Option is not exercised to the fullest extent allowed in any one calendar year, the unexercised portion will accumulate and carry forward to ensuing years. For example, if in 2009, the Company were to grant an Employee an Incentive Option to purchase 100,000 Shares at an exercise price of $5.00 per Share (which was the then current Market Value), the Incentive Option would be exercisable with respect to only 20,000 Shares during 2010, and the Incentive Option would become exercisable with respect to 20,000 additional Shares in each successive year (2011 through 2014). If the Participant elected to purchase only 10,000 Shares pursuant to the Incentive Option during 2010, the Participant could purchase up to 30,000 Shares in 2011, and, if no additional purchases were made in 2011, the Participant could purchase up to 50,000 Shares in 2012 (carry forward of 10,000 Shares from 2010 and 20,000 Shares from 2011; plus 20,000 Shares in 2012).

4.4 EXERCISE OF STOCK OPTIONS. Subject to limitations imposed by this Plan and the Option Agreement, a Participant may exercise a Stock Option as a whole or in part in increments of the lesser of 100 Shares or the number of Shares then exercisable at any time and from time to time before it expires. A partial exercise of a Stock Option will not affect a Participant’s subsequent right to exercise the Stock Option as to the remaining Shares subject to the Stock Option. A Stock Option must be exercised for a number of whole Shares and is not exercisable for a fraction of a Share. To exercise a Stock Option, a Participant must do the following: (a) deliver to the Company a written notice of exercise in such form as prescribed by the Administrative Committee; (b) tender to the Company full payment for the Shares to be purchased pursuant to the exercise of the Stock Option; (c) pay to the Company, or make an arrangement satisfactory to the Administrative Committee for the payment of, any tax withholding required in connection with the exercise of the Stock Option (including FICA, Medicare, and local, state, or federal income taxes); and (d) comply with any and all other reasonable requirements established by the Administrative Committee for the exercise of Stock Options. The exercise date of a Stock Option will be the date when (i) the Company has received the written notice of exercise and full payment of the exercise price, (ii) the Participant has paid to the Company or made a satisfactory arrangement for the payment of any requisite tax withholding, and (iii) any and all other requirements of exercise established by the Administrative Committee have been satisfied.

4.5 PAYMENT OF EXERCISE PRICE. A Participant may pay all or any part of the exercise price and any applicable tax withholding for any Shares to be purchased pursuant to exercise of a Stock Option by any combination of the following methods:

(a) By bank draft, money order, or personal check payable to the order of the Company; or

(b) By transferring to the Company outstanding Shares that have been owned by the Participant for more than six months on the exercise date of the Stock Option.

Shares that are transferred to, or withheld by, the Company in payment of the exercise price or any tax withholding will be valued for purposes of payment at their Market Value on the exercise date of the Stock Option, as determined pursuant to Section 4.4. The foregoing provision does not preclude the exercise of a Stock Option by any other proper legal method specifically approved in advance by the Administrative Committee. The Administrative Committee shall determine the acceptable methods for tendering or withholding Shares as payment of the exercise price of a Stock Option and may impose limitations and prohibitions on the use of Shares to pay the exercise price of a Stock Option as it considers appropriate for tax, legal, business, or accounting reasons. No one has the rights of a shareholder with respect to Shares subject to a Stock Option until a certificate representing those Shares has been delivered to the person exercising the Stock Option.

4.6 EXERCISE CONDITIONS. A Stock Option expires and ceases to be exercisable on the 90th day after the Participant to whom it was granted ceases to be an Employee or non-employee Director, except as otherwise provided in this Plan and in the Option Agreement. If a Participant’s employment with the Company or a Subsidiary is terminated (voluntarily or involuntarily), the Participant may exercise her or his Stock Option within 90 calendar days following the date of termination of employment. If a Participant dies or ceases to be an Employee or non-employee Director because of a disability at a time when the Participant is entitled to exercise a Stock Option, the Stock Option will continue to be exercisable for one year after the Participant’s death or disability by the Participant or the Participant’s guardian (in the case of disability) or the Participant’s heir or personal representative (in the case of death). Notwithstanding the foregoing, a Stock Option is never exercisable later than its stated expiration date. After the death, disability, or termination of employment of a Participant, a Stock Option of the Participant will be exercisable only with respect to the number of Shares (if any) that could have been exercised as of the date when the Participant ceased to be an Employee or non-employee Director (subject to any adjustment required by Section 6.1). A Stock Option will terminate to the extent that it ceases to be exercisable for any of the Shares subject to it.

4.7. NONTRANSFERABILITY OF STOCK OPTIONS. Except to the extent provided in the Option Agreement, a Participant is prohibited from transferring a Stock Option, any interest in it, or any right under an Option Agreement by any means other than by will or the law of descent and distribution. Any prohibited transfer (whether by gift, sale, pledge, assignment, hypothecation, or otherwise) will be invalid and ineffective as to the Company. In addition, a Stock Option and the Participant’s rights under it and the related Option Agreement are not subject to any lien, levy, attachment, execution, or similar process by creditors. The Company may cancel any Stock Option by notice to the Participant to whom it was granted, if the Participant attempts to make a prohibited transfer, or if the Stock Option, any interest in it, or any right under the related Option Agreement becomes subject to a lien, levy, attachment, execution, or similar process by any creditor.

ARTICLE V

RESTRICTED STOCK

5.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Administrative Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Unless required by applicable law, Participants receiving Restricted Stock grants shall not be required to pay the Company for such Restricted Stock (except for applicable tax withholding) other than the rendering of services and/or until other conditions are satisfied as determined by the Administrative Committee in its sole discretion.

5.2 STOCK RESTRICTION AGREEMENT. Each Restricted Stock grant shall be evidenced by a Stock Restriction Agreement that will specify the Period of Restriction, the conditions which must be satisfied prior to removal of the restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Administrative Committee shall determine.

5.3 OTHER RESTRICTIONS. The Administrative Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, performance criteria, forfeiture provisions, additional or different vesting conditions, and restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. Alternatively, the Administrative Committee, in its sole discretion, may have Shares of Restricted Stock issued without legend and held by the Secretary of the Company until such time that all restrictions are satisfied.

5.4 CERTIFICATE LEGEND. In the event that the Administrative Committee elects to legend the certificates representing Restricted Stock, and in addition to any legends placed on certificates pursuant to Section 5.3, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear a legend in substantially the following form:

The sale or other transfer of the shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the SRI/Surgical Express, Inc. 2009 Stock Compensation Plan, effective March 27, 2009 and in a Stock Restriction Agreement dated                     between the Company and the holder. A copy of the Plan and Stock Restriction Agreement may be obtained from the Secretary of SRI/Surgical Express, Inc.

5.5 REMOVAL OF RESTRICTIONS. Except as otherwise provided in this Article V, Shares of Restricted Stock granted under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction and/or upon the satisfaction of other conditions as determined by the Administrative Committee in its sole discretion. Once the Shares of Restricted Stock are released from all restrictions, the Participant will be entitled to have removed any legend that may have been placed on the certificates representing such Shares pursuant to Sections 5.3 and 5.4.

5.6 VOTING RIGHTS. During the Period of Restriction, Participants in whose name Shares of Restricted Stock are granted under the Plan may exercise full voting rights with respect to those Shares.

5.7 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants in whose name Shares of Restricted Stock are granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were distributed, and the Shares shall be so legended.

5.8 TERMINATION. Except as otherwise provided in this Plan and in the Stock Restriction Agreement, if a Participant’s employment with the Company is terminated by either the Participant or the Company, then all of that Participant’s Shares of Restricted Stock which remain subject to restriction on the date of termination shall be forfeited. Notwithstanding the foregoing, (a) if a Participant dies during any applicable Period of Restriction, that Participant’s Shares of Restricted Stock which remain subject to restriction shall become fully vested effective as of the date of death, and (b) if a Participant ceases to be an Employee or non-employee Director because of a disability during any applicable Period of Restriction, that Participant’s Shares of Restricted Stock which remain subject to restriction shall not be forfeited, and shall continue to vest according to the terms of this Plan and the Stock Restriction Agreement.

5.9 NONTRANSFERABILITY OF RESTRICTED STOCK. Except as provided in this Article V or to the extent provided in the Stock Restriction Agreement, a Participant is prohibited from transferring a Share of Restricted Stock, any interest in it, or any right under a Stock Restriction Agreement by any means other than by will or the law of descent and distribution. Any prohibited transfer (whether by gift, sale, pledge, assignment, hypothecation, or otherwise) will be invalid and ineffective as to the Company. In addition, a Share of Restricted Stock and the Participant’s rights under it and the related Stock Restriction Agreement are not subject to any lien, levy, attachment, execution, or similar process by creditors. The Company may cancel any Share of Restricted Stock by notice to the Participant to whom it was granted, if the Participant attempts to make a prohibited transfer, or if the Share of Restricted Stock, any interest in it, or any right under the related Stock Restriction Agreement becomes subject to a lien, levy, attachment, execution, or similar process by any creditor.

ARTICLE VI

ADDITIONAL PROVISIONS

6.1 ADJUSTMENTS FOR CORPORATE TRANSACTIONS. The Administrative Committee may determine that a corporate transaction has occurred affecting the Shares such that an adjustment or adjustments to outstanding Awards is required to preserve (or prevent the enlargement of) the benefits or potential benefits intended at the Date of Grant. For this purpose, a corporate transaction includes, but is not limited to, a dividend or other distribution (whether in the form of cash, common stock, securities of a subsidiary of the Company, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction. In the event of such a corporate transaction, the Administrative Committee may, in the manner that the Administrative Committee deems equitable, adjust (i) the number and kinds of Shares that may be awarded under the Plan; (ii) the number and kinds of Shares subject to outstanding Awards; and (iii) the exercise price of outstanding Stock Options.

6.2	CHANGE IN CONTROL.

(a) Generally. Subject to paragraph (b) of this Section 6.2, if a Change in Control occurs, (i) all Shares of Restricted Stock which remain subject to restriction shall become fully vested and (ii) all outstanding Stock Options will become fully vested and exercisable as of the earlier of the effective date of the shareholder approval or the effective date of any Change in Control transaction. In the event of a Change in Control, the Board of Directors may elect, in its sole discretion, to cancel any outstanding Stock Options or Restricted Stock and pay or deliver, or cause to be paid or delivered, to the Participant an amount in cash or securities having a value (as determined by the Board of Directors acting in good faith), in the case of each Share of Restricted Stock, equal to the formula or fixed price per share paid to holders of Shares and, in the case of Stock Options, equal to the product of the number of Shares subject to the Stock Option multiplied by the amount, if any, by which (i) the formula or fixed price per share paid to holders of Shares pursuant to the transaction exceeds (ii) the exercise price applicable to the Shares subject to the Stock Option. The Company shall send written notice of a transaction or event that will result in such a termination to all Participants not later than the time at which the Company notifies its shareholders of the applicable transaction or event.

(b) Special Rules Governing Mergers and Stock Exchanges. In the case of a merger, share exchange, or other transaction in which the shareholders of the Company receive securities of the acquirer, at the election of the Board of Directors, the Company may (but is not obligated to) elect to continue this Plan, in which case (i) each Share of Restricted Stock will be converted into restricted securities of the acquirer being issued in the transaction based on the applicable exchange or conversion ratio and (ii) each Stock Option granted under the Plan will be converted into an option to purchase securities of the acquirer being issued in the transaction. In such case, the exercise price and number of Shares subject to the Stock Option will be adjusted based on the exchange or conversion ratio (the “Ratio”) used to convert Shares into securities of the acquirer. The adjusted exercise price will be the exercise price per Share, divided by the Ratio. The adjusted number of Shares subject to the Stock Option will be the product of the Ratio multiplied by the number of Shares subject to the Stock Option before the transaction.

6.3 TAX WITHHOLDING. When a Participant is granted Shares of Restricted Stock or exercises a Stock Option, the Administrative Committee, in its sole discretion, may require the Participant to pay to the Company the amount (if any) that the Company considers necessary to satisfy its legal obligation to withhold any local, state, or federal taxes (including FICA, income, and Medicare taxes) imposed by any governmental authority as a result of the issuance of the Shares or the exercise of the Stock Option, and the Company may defer delivery of any Shares so issued until it has been paid or indemnified to its satisfaction for those taxes. A Participant may pay to the Company any requisite tax withholding by (a) in the case of a Restricted Stock grant, (i) requesting that the Company withhold from the Shares to be delivered Shares sufficient to satisfy all or a portion of such tax withholding requirements or (ii) by bank draft, money order, or personal check payable to the order of the Company, or (b) in the case of a Stock Option exercise, any of the methods of payment authorized for payment of the exercise price for Shares purchased pursuant to the Stock Option. In addition, the Company shall be entitled at any other time to require payment in cash from a Participant or deduction from other compensation payable to the Participant of any amount required to satisfy any tax withholding obligations with respect to the Participant’s Award. If a Restricted Stock grant or an exercise of a Stock Option does not give rise to any tax withholding obligation on the date of the grant or exercise but is reasonably expected to do so at a future time, the Administrative Committee (in its sole discretion) may require the Participant to place some or all of the Shares in escrow for the benefit of the Company until tax withholding is required for the amounts included in the Participant’s gross income as a result of the Participant’s Restricted Stock grant or exercise of the Stock Option. At that time, the Administrative Committee (in its discretion) may require the Participant to pay to it an amount that it considers sufficient to satisfy the tax withholding obligation incurred by it as a result of the Participant’s Restricted Stock grant or exercise of the Stock Option, in which case the Company shall promptly release to the Participant the escrowed Shares.

6.4 RESERVATION, LISTING, AND DELIVERY OF SHARES. The Company shall reserve from its authorized but unissued Shares and keep available until the termination of this Plan, solely for issuance upon the grant of Restricted Stock or exercise of Stock Options, the number of Shares issuable at any time pursuant to the grant of Restricted Stock or exercise of Stock Options granted or available for grant under this Plan. In addition, the Company shall take all requisite action to assure that it validly and legally may issue fully-paid, nonassessable Shares upon the grant of Restricted Stock or exercise of each Stock Option. Also, if the Shares are traded in the Nasdaq Stock Market or on any United States national securities exchange, the Company, at its sole expense, shall reserve for quotation or listing on that market or exchange, upon official notice of issuance pursuant to the grant of Restricted Stock or exercise of Stock Options, the number of Shares issuable at any time upon the grant of Restricted Stock or exercise of Stock Options granted or available for grant under this Plan, and the Company shall maintain that listing until this Plan terminates. Promptly after Restricted Stock is granted or a Stock Option is validly exercised, the Company shall issue and deliver to the order of the Participant a stock certificate representing that number of fully-paid and nonassessable Shares that were granted or purchased, plus, instead of any fractional Share to which that person otherwise would be entitled, a cash sum equal to the product of (a) that fraction, multiplied by (b) the Market Value of one full Share as of the grant date or exercise date, as the case may be. The Company shall pay all costs and excise taxes associated with the original issuance of stock certificates representing the Shares issued.

6.5 LEGAL COMPLIANCE. Stock Options are exercisable, and Shares are issuable under this Plan, only in compliance with all applicable state and federal laws and regulations (including securities laws) and the rules of all stock markets or exchanges on which the Shares are quoted or listed for trading. Any certificate representing Shares issued under the Plan will bear such legends and statements as the Administrative Committee considers advisable to assure compliance with those laws, rules, and regulations. In addition, the Administrative Committee may require a Participant, as a condition to the grant of Restricted Stock or grant or exercise of a Stock Option, to provide to the Company any agreements, representations, and warranties that, in the opinion of counsel for the Company, are desirable or necessary to comply with applicable laws and all rules and regulations of any stock market or exchange on which the Shares are traded or quoted, including a representation that the Shares granted or Shares issuable pursuant to exercise of the Stock Option are or will be acquired for investment purposes without a view to distribute them to others. A grant of Restricted Stock is not effective and a Stock Option is not exercisable, and the Company shall not issue any Shares under this Plan, until the Company has obtained any consent or approval required from any state or federal regulatory body having jurisdiction. Upon the transfer of Restricted Stock or exercise of a Stock Option by an heir, guardian, or personal representative of a Participant, the Administrative Committee may require reasonable evidence of the person’s legal ownership of the Restricted Stock or Stock Option and any consents and releases of governmental authorities as it determines are advisable.

6.6 AMENDMENT AND TERMINATION. The Board of Directors may alter, amend, suspend, or terminate this Plan at any time without approval of the Company’s shareholders, unless the approval of the Company’s shareholders is required to comply with applicable law or any rule or regulation of a stock market or exchange on which the Shares are traded or quoted. An amendment or termination of this Plan, whether with or without the approval of the Company’s shareholders, that would adversely affect any right or obligation of a Participant under an outstanding Award will not be valid or effective as to that Award without that Participant’s written consent; provided that the Administrative Committee or the Board of Directors shall have the right to amend this Plan and any outstanding Awards or adopt other policies and procedures applicable to this Plan and Awards (including with retroactive effect) without Participant consent as may be necessary or appropriate to comply with the requirements of Section 409A of the Internal Revenue Code or an exemption thereto. No action may be taken by the Board of Directors or the Administrative Committee without the approval of the shareholders that would, except as expressly provided in Section 6.1, materially increase the number of Shares that may be issued under the Plan.

6.7 EXPENSES AND PROCEEDS. The Company shall pay all expenses of the Plan. The Company may use the cash proceeds received from Participants upon the exercise of Stock Options for general corporate purposes.

6.8 SECTION 16(b) EXEMPTIONS. With respect to Participants subject to section 16(b) of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of SEC Rules 16b-3 and 16b-6 and any rule promulgated by the Securities and Exchange Commission under the Exchange Act in substitution for either of those rules. To the extent any provision of this Plan or action by the Administrative Committee fails to so comply, it shall be null and void to the extent permitted by law and determined by the Administrative Committee. In furtherance of the foregoing objective, the Administrative Committee may include in a Stock Restriction Agreement or an Option Agreement with a Participant who is subject to section 16 of the Exchange Act any additional conditions or restrictions that are required to qualify the grant of Restricted Stock or grant and exercise of the Stock Option for exemption under Rules 16b-3 and 16b-6 or any future rule providing an exemption for such grant of Restricted Stock or grant and exercise of stock options.

6.9 INTERNAL REVENUE CODE SECTION 162(m) PROVISIONS.

(a) Notwithstanding any other provision of the Plan, if the Administrative Committee determines at the time an Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, a Covered Employee, then the Administrative Committee may provide that this Section 6.9 is applicable to such Award.

(b) If an Award is subject to this Section 6.9, then the lapsing of restrictions thereon and the distribution of cash, Shares, or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Administrative Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return or economic value added of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Administrative Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Internal Revenue Code, or any successor provision thereto, and the regulations thereunder.

(c) With respect to any Award that is subject to this Section 6.9, the Administrative Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Administrative Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant, or under such other conditions where such waiver will not jeopardize the treatment of other Awards under this Section as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

(d) The Administrative Committee shall have the power to impose such other restrictions on Awards subject to this Section 6.9 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code, or any successor provision thereto.

6.10 DURATION AND EFFECTIVE DATE. This Plan will become effective as of March 27, 2009, subject to approval by the Company’s shareholders within 12 months after that date, and will terminate on the tenth anniversary of its effective date. The Company is not authorized to grant any Awards until this Plan receives approval of the Company’s shareholders or after the termination date of this Plan.